Exhibit 23-a

CONSENT OF EXPERT

I consent to the reference to me under the headings “Item 1. Business – Environmental Matters” and “Item 3. Legal Proceedings” in the Annual Report on Form 10-K of Meritor, Inc. (“Meritor”) for the fiscal year ended September 29, 2013, and to the incorporation by reference of such reference into the following Registration Statements of Meritor:

Form	Registration No.	Purpose

S-3	333-179405	Registration of common stock, preferred stock, warrants and guarantees of debt securities
S-8	333-171713	Amended 2010 Long-Term Incentive Plan
S-8	333-164333	2010 Long-Term Incentive Plan
S-3	333-163233	Registration of common stock, preferred stock, warrants and guarantees of debt securities
S-8	333-141186	2007 Long-Term Incentive Plan
S-3	333-143615	Registration of convertible notes, guarantees and common stock
S-3	333-134409	Registration of convertible notes, guarantees and common stock
S-8	333-107913	Meritor, Inc. Savings Plan
S-8	333-123103	Meritor, Inc. Hourly Employees Savings Plan
S-3	333-58760	Registration of debt securities
S-8	333-49610	1997 Long-Term Incentives Plan
S-3	333-43118	Meritor, Inc. 1988 Stock Benefit Plan
S-3	333-43116	Meritor, Inc. 1998 Stock Benefit Plan
S-3	333-43112	Meritor, Inc. Employee Stock Benefit Plan
S-8	333-42012	Employee Stock Benefit Plan, 1988 Stock Benefit Plan and 1998 Employee Stock Benefit Plan

November 20, 2013		/s/ Vernon G. Baker, II
Vernon G. Baker, II
Senior Vice President and General Counsel of Meritor, Inc.